EXHIBIT 15




November 9, 1999



Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

Commissioners:

We are aware that our report dated November 9, 1999 on our review of interim financial information of AlliedSignal Inc. for the period ended September 30, 1999 and included in AlliedSignal's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements, on Forms S-8 (Nos. 33-09896, 33-51455, 33-55410,
33-58347, 33-60261, 33-62963, 33-64295, 333-14673, 333-
57509, 333-57515, 333-57517, 333-57519, 333-83511 and 333-
88141), on Forms S-3 (Nos. 33-13211, 33-14071, 33-55425, 33-
64245, 333-22355, 333-44523, 333-45555, 333-49455, 333-
68847, 333-74075 and 333-86157), on Form S-4 (No. 333-82049)
and on Form S-8 (filed as an amendment to Form S-14, No. 2-
99416-01).

Very truly yours,





PricewaterhouseCoopers LLP